COMMERCIAL LEASE AGREEMENT (Single-Tenant Facilities)
CORDREY COCHRAN REALTY INC

In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, this Lease is entered into this 1st day of October 2002 between the undersigned landlord (hereinafter “Landlord”), and the undersigned tenant (hereinafter “Tenant”), Landlord leases to Tenant, and Tenant leases from Landlord, the Property described as follows: All that tract of land lying and being in 1 and Lot ________ of the ________ District, _________ Section of Cherokee County, Georgia, and being known as Address 2230 Towne Lake PKwy, City Woodstock, Zip Code 30189, according to the present system of numbering in and around this area, being more particularly described as Lot ____, Block ____, Unit ____, Phase/Section ____ of ______ ________ Development/Subdivision, as recorded in Plat Book _____, Page_____, ______________, ___ County, Georgia, records together with all fixtures, landscaping, improvements, and appurtenances (all being hereinafter collectively referred to as the “Property”), as more particularly described in Exhibit “A”, or if no Exhibit “A” is attached, as is recorded with the Clerk of the Superior Court of the county in which Property is located and is made a part of this Lease by reference.

1.
Term. The initial term of this Lease shall be for month/month beginning on the earlier of the completion of the work described in any attached Work letter or the 1st day of October, 2006 (“Commencement Date”), through and including the _______ day of ________, 20__ 60 days written termination Notice.

2.
Possession. If Landlord is unable to deliver possession of Property on the Commencement Date, rent shall be abated on a daily basis until possession is granted. If possession is not granted within 14 days from the Commencement Date, Tenant may terminate this Lease in which event Landlord shall promptly refund all payments and deposits to Tenant. Landlord shall not be liable for delays in the delivery of possession to Tenant.

3.
Rent. Tenant shall pay base rent to Landlord without demand, deduction, or setoff in advance in the sum of One thousand two hundred fifty Dollars ($1250?????) per month on the first day of each month during the term of the lease or any renewals thereof, at the following address: 2230 Towne Lake Pkwy Bldg ????? Suite 120 (or at such other address as may be designated from time to time by Landlord in writing). If the Commencement Date begins on the second day through the last day of any month, the rent shall be prorated for that portion of the month and shall be paid at the time of leasing Property. Tenant shall also pay additional rent as may be provided elsewhere in this Lease. Such additional rent shall be paid in the same manner as the base rent.

4.
Late Payment; Service Charge For Returned Checks. Rent not paid in full by the fifth day of the month shall be late. Landlord shall have no obligation to accept any rent not received by the fifth of the month. If late payment is made and Landlord accepts the same, the payment must be in the form of cash, cashier’s check or money order and must include an additional rent amount of $50__ and, if applicable, a service charge for any returned check of $45__ Landlord reserves the right to refuse to accept personal checks from Tenant after one or more of Tenant’s personal checks have been returned by the bank unpaid.

5.	Security Deposit. NONE COLLECTED

A. Security Deposit to be Held by Landlord or Broker: [Check one. The section not marked shall not be a part of this Agreement]

☐ Landlord Holding Security Deposit.

(1)
Tenant has paid to Landlord as security for Tenant’s fulfillment of the conditions of this Lease a security deposit of __________________ Dollars ($ ) in cash, money order and/or check (“Security Deposit”).

(2)
Landlord shall deposit the Security Deposit in Landlord’s general account with Landlord retaining the interest if the account is interest bearing. Tenant acknowledges and agrees that Landlord shall have the right to use such funds for whatever purpose Landlord sees fit, and such funds will not be segregated or set apart in any manner.

(3)
Tenant recognizes and accepts the risk of depositing the Security Deposit with Landlord. Tenant acknowledges that Tenant has not relied upon the advise of any Broker in deciding to pay such Security Deposit to Landlord. Landlord and Tenant acknowledge and agree that:

(a)	Broker has no responsibility for, or control over, any Security Deposit deposited with Landlord;

(b)	Broker has no ability or obligation to insure that the Security Deposit is properly applied or deposited;

(c)	The disposition of the Security Deposit is the sole responsibility of Landlord and Tenant as herein provided; and

(d)
Landlord and Tenant agree to indemnify and hold harmless Broker and Broker’s affiliated licensees against all claims, damages, losses, expenses or liability arising from the handling of the Security Deposit by Landlord.

(4)
Landlord shall return Security Deposit to Tenant, after deducting any sum which Tenant owes Landlord hereunder, or any sum which Landlord may expend to repair arising out of or related to Tenant’s occupancy hereunder, abandonment of Property or default in this Lease (provided Landlord attempts to mitigate such actual damages), including but not limited to any repair, replacement, cleaning or painting of Property reasonably necessary due to the negligence, carelessness, accident, or abuse of Tenant or Tenant’s employees, agents, invitees, guests, or licensees. In the event Landlord elects to retain any part of the Security Deposit, Landlord shall promptly provide Tenant with a written statement selling forth the reasons for the retention of any portion of the Security Deposit, including the damages for which any portion of the Security Deposit is retained. The use and application of the Security Deposit by Landlord shall be at the discretion of the Landlord. Appropriation by Landlord of all or part of the Security Deposit shall not be an exclusive remedy for Landlord, but shall be cumulative, and in addition to all remedies of Landlord at law or under this Lease. The Tenant may not apply the Security Deposit to any rent payment.

Copyright© 2006 by Georgia Association of REALTORS®, Inc.	CF9, Commercial Lease Agreement (Single-Tenant Facilities),	Page 1 of 9

☐ Broker Holding Security Deposit.

(1)	Tenant has paid to Broker as security for Tenant’s fulfillment of the conditions of this lease (“Security Deposit”)______________________ Dollars ($ _____), in ☐ cash, ☐ money order and/or ☐ check.

(2)
The Broker shall deposit the Security Deposit in Brokers escrow/trust account (with Broker retaining the interest if the account is interest bearing) within five banking days from the Binding Agreement Date.

(3)
Broker shall disburse the Security Deposit only as follows: (a) upon the failure or the parties to enter into a binding lease; (b) upon a subsequent written agreement signed by all parties having an interest in the funds; (c) upon order of a court or arbitrator having jurisdiction over any dispute involving the security deposit: (d) upon a reasonable interpretation of this Agreement by Broker; (e) as provided in the General Provisions section below of this Paragraph; or (f) upon the termination of the agency relationship between Landlord and Broker, in which event Broker shall only disburse the Security Deposit, to another licensed Georgia Real Estate Broker selected by Landlord unless otherwise agreed to in writing by Landlord and Tenant after notice to Broker and Tenant, Prior to disbursing the Security Deposit pursuant to a reasonable interpretation of this Agreement; Broker shall give all parties fifteen days notice, stating to whom the disbursement will be made. Any party may object in writing to the disbursement, provided the objection is received by Broker prior to the end of the fifteen day notice period. All objections not raised in a timely manner, shall be waived. In the event a timely objection is made, Broker shall consider the objection and shall do any or a combination of the following: (a) hold the Security Deposit for a reasonable period of time to give the parties an opportunity to resolve the dispute; (b) disburse the Security Deposit and so notify all parties; and/or (c) interplead the Security Deposit into a court of competent jurisdiction. Broker shall be reimbursed for and may deduct from any funds interpleaded its costs and expenses, including reasonable attorney’s fees. The prevailing party in the interpleader action shall be entitled to collect from the other party the costs and expenses reimbursed to Broker. No party shall seek damages from Broker (nor shall Broker be liable for the same) for any matter arising out of or related to the performance of Broker’s duties under this Security Deposit paragraph.

B. General Provisions Regarding Security Deposit:

(1)
In the event any Security Deposit check is not honored, for any reason, by the bank upon which it is drawn, the holder thereof shall promptly notify the other parties and Broker(s) to this Lease. Tenant shall have three banking days after notice to deliver good funds to the holder. In the event Tenant does not timely deliver good funds to the holder, the Landlord shall have the right to terminate this Agreement upon written notice to the Tenant.

(2)	The entire Security Deposit, if held by Landlord, will be returned to Tenant within thirty days alter Property is vacated if:

(a)	The term of the Lease has expired or the Lease has been terminated in writing by the mutual consent of both parties;

(b)	All monies due under this Lease by Tenant have been paid;

(c)	Property is not damaged and is left in its original condition, normal wear and tear excepted;

(d)	All keys have been returned; and

(e)	Tenant is not in default under any of the terms of this Lease.

6.
Repairs And Maintenance. Tenant acknowledges that Tenant has inspected Property and that it is fit for its stated use. Tenant agrees that no representations regarding Property or the condition thereof and no promises to alter, decorate, improve, or repair have been made by Landlord, Broker, or their agents unless specified in this Lease.

The following shall be kept in good working order and repair. normal wear and tear expected, by either the Landlord or Tenant as follows [Check all that apply. The sections not marked shall not be a part of this Agreement]:

	TENANT.	LANDLORD
Heating system	☐	☑
Plumbing system	☐	☑
Parking area	☐	☑
Driveway	☐	☑
Building Exteriors	☐	☑
Smoke detector	☐	☑
Terrace/patio	☐	☑
Restrooms	☐	☑
Stairs	☐	☐
Exterior windows	☐	☑
Security Alarm	☐	☑
Elevators	☐	☐
Air conditioning system	☐	☑
Electrical system/fixtures	☐	☑
Exterior walkways	☐	☑
Interior hallways	☐	☑
Lobby	☐	☑
Loading Area	☐	☑
Trash Facilities	☐	☑
Landscaping	☐	☑
Other	☐	☑
Other	☐	☑

Any item not mentioned herein but existing on Property (other than furniture, fixtures and equipment of Tenant shall be maintained by Landlord ☐ OR Tenant ☑ [Check one. The box not marked shall not be a part of this Agreement]

Upon receipt of written notice from Tenant, Landlord shall, within a reasonable time period thereafter, repair all defects in those facilities and systems that are the responsibility of Landlord to maintain in good working order and repair. If Tenant does not promptly perform its maintenance and repair obligations as set forth herein, Landlord may make such repairs and/or replacements and Tenant shall promptly pay the costs of the same. Landlord shall not be liable to Tenant for any damage caused by any of the above referenced systems or facilities or by water coming through or around the roof or any door, flashing, skylight, vent, window, or the like in or about Property, except if such damage is due to the gross negligence or willful misconduct of Landlord. Tenant shall be responsible for the reasonable costs of repairs made necessary by the negligence or willful misconduct of Tenant (including Tenant’s employees, agents, invitees, guests, or licensees).

Copyright© 2006 by Georgia Association of REALTORS®, Inc.	CF9, Commercial Lease Agreement (Single-Tenant Facilities),	Page 2 of 9

7.	Services. Landlord shall provide, at Landlord’s expense the following services [Check all that apply. The sections not marked shall not be a part of this Agreement]:

☐ General cleaning and janitorial service of the interior of Property 0 times per week

☐ Concierge service as follows: ___________________________________________________

☐ Parking attendant as follows: ___________________________________________________

☐ Property monitor as follows: ___________________________________________________

☑ Trash collection service 1 times per week exterior bins only.

☐ Soap, paper towels, and toilet tissue for rest rooms _______ _______ times per week

☐ Replacement of all light bulbs and repair and maintenance of all light fixtures located in the interior of Property.

☐ Other _______

Landlord shall not be liable for the nonperformance or inadequate performance of such services by third parties. Tenant shall be responsible for the costs and provision of any services that Landlord has not expressly agreed to pay for in this Lease. Tenant agrees to provide services not provided by Landlord that are necessary to keep Property in good order, condition, and repair, normal wear and tear excepted. If Tenant does not provide such services, Landlord may then provide such services and Tenant shall promptly pay Landlord the costs for such services.

8.
Utilities. The services and/or utilities set forth below serving Property shall be paid by either the Landlord or Tenant as follows: [Check all that apply. The sections not marked shall not be a part of this Agreement]

UTILITY	TENANT	LANDLORD
Water	☐	☑
Electricity	☑	☐
Garbage	☐	☑
Telephone	☑	☐
Other ____	☑	☐

UTILITY	TENANT	LANDLORD
Sewer	☐	☑
Natural Gas	☑	☐
Cable Television	☑	☐
Digital Subscriber Line	☑	☐
Other _______	☐	☐

Tenant shall be responsible for the costs of any utilities that Landlord has not expressly agreed to pay for in this Lease. Tenant must provide proof of payment of final bills for all utilities or service termination (cutoff) slips. Landlord may, at Landlord’s option, pay utilities and be reimbursed by Tenant along with the next month’s rent. Landlord shall not be liable for any interruptions or delays in the provision of utility services unless such interruptions or delays shall be caused by Landlord’s gross negligence or willful misconduct.

9.
Renewal Term. Either party may terminate this Lease at the end of the term by giving the other party 60 days written notice prior to the end of the term. If neither party gives notice of termination, the Lease will automatically be extended on a month-to-month basis with all terms remaining the same except that Landlord reserves the right to increase the amount of rent upon delivery of written notice to Tenant 60 days prior to the effective date of any increase. Thereafter, Tenant may terminate this Lease upon 60 days written notice to Landlord and Landlord may terminate this Lease upon 60 days written notice to Tenant.

10.
Sublet and Assignment Tenant may not sublet Property in whole or in part or assign this Lease without the prior written consent of Landlord. This Lease shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord and this Lease shall create a usufruct only. In the event Landlord shall assign this Lease, the assignee thereof shall be responsible to timely pay Brokers all commissions and other sums owed to them hereunder.

11.	Right of Access, Signage.

A.
Landlord and Landlord’s agents shall have the right of access to Property for inspection, repairs and maintenance during reasonable hours. In the case of emergency, Landlord may enter Property at any time to protect life and prevent damage to Property. Landlord and/or Landlord’s agents may place a “for rent” or “for sale” sign on the interior or exterior of Property, and may show Property to prospective tenants or purchasers during reasonable hours. Tenant agrees to cooperate with Landlord, Landlord’s agent and Brokers who may show Property to prospective Tenants. Tenant shall secure valuables and agrees to hold Landlord and/or Landlord’s Agent harmless for any loss thereof. For each occasion where the access rights described above are denied. Tenant shall pay Landlord the sum of $100 as liquidated damages; it being acknowledged that Landlord shall be damaged by the denial of access, that Landlord’s actual damages are hard to estimate, and that the above amount represents a reasonable pre-estimate of Landlord’s damages rather than a penalty.

B.
Without Landlord’s prior written permission, Tenant shall not place any sign, advertising matter, or any other things of any kind on any part of the outside walls or roof of Property or on any part of the interior of Property that is visible from the exterior of Property. Tenant shall maintain all such permitted signs, advertising matter, or any other things of any kind in good condition and repair. Tenant agrees to remove at its cost all such permitted signs, advertising matter, or any other things of any kind at the end of this Lease.

12.
Use. Property shall only be used for the purposes set out as follows: Mortgage, Business Property shall be used so as to comply with all federal, state, county, and municipal laws and ordinances and any applicable rules and regulations. Tenant shall not use or permit Property to be used for any disorderly or unlawful purpose; nor shall Tenant engage in any activity on Property which would endanger the health and safety of other; Tenants or which otherwise creates a nuisance.

Copyright© 2006 by Georgia Association of REALTORS®, Inc.	CF9, Commercial Lease Agreement (Single-Tenant Facilities).	Page 3 of 9

13.
Property Loss. Storage of personal property by Tenant shall be at Tenant’s risk and Landlord shall not be responsible for any loss or damage. Tenant shall be responsible to insure Tenant’s personal property against loss or damage. Landlord shall not be responsible for any damage to Tenant’s property, unless such damage is caused by Landlord’s gross negligence or willful misconduct.

14.	Default.

A.
If Tenant defaults under any term, condition or provision of this Lease, including, but not limited to, failure to pay rent or failure to reimburse Landlord for any damages, repairs or costs when due, Landlord shall have the right to terminate this Lease by giving written notice to Tenant and accelerate all remaining payments that Tenant is required to pay under this Lease. These payments shall be due and payable 15 days after Tenant receives the aforementioned notice. Landlord and Tenant acknowledge that Landlord shall be damaged by Tenant’s default, that Landlord’s actual damages are hard to estimate, and that the above amount represents a reasonable pre-estimate of Landlord’s damages rather than a penalty. If Landlord accelerates as provided in this subparagraph, it shall seek another tenant for Property and credit any amounts received to the Tenant, less the following:

(1)	reimbursement for all expenses incurred as a result of Tenant’s failure to perform its obligations under the Lease;

(2)	the costs of securing another tenant, including, but not limited to, advertising and brokerage commissions; and

(3)	the costs of altering, dividing, painting, repairing, and replacing Property to accommodate a new tenant.

Landlord’s rights expressed herein are cumulative of any and all other rights expressed in this Lease. Tenant shall remain liable for rents from and after any action by Landlord under a proceeding against Tenant for holding over or distress warrant, whether or not Tenant retains the right to possession of Property.

B.
If Tenant abandons Property or violates any of the Rules and Regulations set forth herein, or otherwise fails to abide by and perform any of the obligations, terms, conditions or provisions of this Lease, each and any such breach shall constitute a default under this Lease. If any such default continues for ten calendar days after Landlord delivers written notice of said default to Tenant, Landlord may, at his option, terminate this Lease by delivering written notice thereof to Tenant and pursue the remedy described herein.

C.	All rights and remedies available to Landlord by law or in this Lease shall be cumulative and concurrent.

15. Rules And Regulations.

A.
Tenant is prohibited from adding, changing or in any way altering locks installed on the doors of Property without prior written permission of Landlord. If all keys to Property are not returned when Tenant vacates Property. Landlord may charge a re-key change in the amount of $ TBD

B.
Motor vehicles with expired or missing license plates, non-operative vehicles, boats, trailers, RVs and campers are not permitted on Property. Any such vehicle may be removed by Landlord of the expense of Tenant, for storage or for public or private sale, at Landlord’s option, and Tenant shall have no right or recourse against Landlord thereafter.

C.
No goods or materials of any kind or description which are combustible or would increase fire risk shall he kept in or placed on Property (except for goods and materials typically found in a general office use provided that the same are limited in quantity to that. normally found in such use).

D.	No nails, screws or adhesive hangers except standard picture hooks, shade brackets and curtain rod brackets may be placed in walls, woodwork or any part of Property.

E.
Tenant shall not place any objects or personal property on Property in a manner that is inconsistent with She load limits of Property, Tenant shall consult Landlord before placing any heavy furniture, file cabinets, or other equipment in Property.

N/A	F.
Landlord shall provide heating and air conditioning to Property between _____ a.m. and ____ p.m., Monday to Friday (excluding public holidays); between a.m. and   p.m., Saturday; and between  a.m. and ____ pm., Sunday. Tenant shall notify Landlord by 4 p.m. of the preceding day of any requests for overtime heating and air conditioning. Landlord may charge Tenant its reasonable costs of providing such overtime heating and air conditioning.

G.
Tenant shall not, without Landlord’s prior written consent, use any equipment which use electric current in excess of 110 volts, which will increase the amount of electricity ordinarily furnished for use of Property as general office space, or which require clean circuits or other distribution circuits.

H.
Landlord may establish additional reasonable Rules and Regulations concerning the maintenance, use, and operation of Property. Amendments and additions to the Rules and Regulations shall be effective upon delivery of a copy thereof to Tenant.

16. Abandonment. If Tenant removes or attempts to remove personal property from Property other than in the usual course of continuing occupancy, without having first paid Landlord all ????? due, Property may be considered abandoned, and Landlord shall have the right, without notice, to store or dispose of any personal property left on Property by Tenant. Landlord shall also have the right to store or dispose of any of Tenant’s personal property remaining on Property after the termination of this Lease. Any such personal property shall become landlord’s personal property.

17. Estoppel Certificate. Tenant shall from time to time, upon Landlord’s request execute, acknowledge, and deliver to Landlord, within ten days of such request, a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or if there has been modification thereof; that the same is in full force and effect as modified and stating the nature thereof); (b) that to the best of its knowledge there are no uncured defects on the part of the Landlord (or if any such defaults exist, a specific description thereof); (c) the date to which any rents or other charges have been paid in advance; and (d) any other reasonable matters requested by Landlord. Landlord and any prospective purchaser or transferee of Landlord’s interest hereunder or any then existing or prospective mortgagee or grantee or any deed to secure debt may rely on such certificates.

18. Alteration And Improvements. Tenant shall not make or allow to be made any alterations, physical additions, or improvements in or to Property without first obtaining Landlord’s prior written consent. Landlord may grant or withhold such consent within its reasonable discretion and may impose reasonable conditions upon its consent. All costs of any such alteration, addition, or improvement shall be borne by Tenant, unless otherwise agreed in writing. The provisions of the work letter, attached hereto as an Exhibit and a part of this Lease, shall govern any alterations or improvements to be performed prior to the Commencement Date of this Lease.

Copyright© 2006 by Georgia Association of REALTORS®, Inc.	CF9, Commercial Lease Agreement (Single-Tenant Facilities),	Page 4 of 9

19.	Destruction Of Property.

A.
If earthquake, fire, storm, or other casually shall totally destroy (or so substantially damage as to be untenable) Property, rent shall abate from the date of such destruction. Landlord shall have 60 days to commence the restoration of Property to a tenable condition. If in Landlord’s sole discretion restoration cannot be completed within 180 days following such destruction, Landlord may, by written notice furnished to Tenant within 30 days of such destruction, terminate this Lease, whereupon rent and all other obligations hereunder shall be adjusted between the parties as of date of such destruction. In the event the Landlord elects to complete such restoration, but fails to do so within 180 days following such destruction, this Lease may be terminated as of the date of such destruction upon written notice from either party to the other given not more than ten days following expiration of said 180 day period. If such notice is not given, then this Lease shall remain in force and rent shall commence upon delivery of Property to Tenant in a tenable condition.

B.
If Property is damaged but not rendered wholly untenable by earthquake, fire, storm, or other casually, rent shall abate in such proportion as Property have been damaged and Landlord shall restore Property as reasonably quickly as practicable whereupon full rent shall commence.

C.
Rent shall not abate nor shall Tenant be entitled to terminate this Lease if the damage or destruction of Property, whether total or partial, is the result of the negligence of Tenants, its contractors, employees, agents, invitees, guests, or licensees.

20.
Insurance. Tenant agrees that during the term of the Lease, Tenant will carry and maintain, at its sole cost, the following types of insurance, in the amounts specified and in the form hereinafter provided for [Check all that apply. The sections not marked shall not be a part of this Agreement]:

☑A.
 General Commercial Liability insurance (or reasonable equivalent thereto): Such insurance shall cover Property and Tenant’s use thereof against claims for personal injury, bodily injury or death, property damage and products liability occurring upon, in, or about Property. The limits of such policy shall be in such amounts as Landlord may from time to time reasonably require, but in any event not less than 1 million Dollars ($1,000,000) for each occurrence. Such insurance shall be endorsed to cover independent contractors and contractual liability. Such insurance shall extend to any liability of Tenant arising out of the indemnities provided for in this Lease.

☐ B.
 Fire and Extended Coverage Insurance (or reasonable equivalent thereto): Such insurance shall cover Tenant’s interest in its improvements to Property, and all furniture, equipment, supplies, and other property owned, leased, held or possessed by it and contained therein. Such insurance shall coverage shall be in an amount equal to not less than ___________ percent (%) of full replacement cost as updated from time to time during the term of the Lease. Tenant shall promptly provide Landlord written notice in the event of any damages to persons or property occurring on Property from fire, accident, or any other casually.

☐ C.	Workers’ Compensation Insurance (or reasonable equivalent thereto): Such insurance shall include coverage as required by applicable law.

☐ D.
Contractors Insurance (or reasonable equivalent thereto): If Tenant engages any contractor or subcontractor to construct improvements or perform any other work on Property, Tenant shall require that such contractor or subcontractor have in force commercial general liability insurance, including personal injury coverage, contractual liability coverage, completed operations coverage, property damage endorsement, and, for any work which is subcontracted, contractor’s protective liability coverage, insuring against any and all liability for injury to or death of a person or persons and for damage to property occasioned by or arising out of such work. The limits of such policy for both damage to property and bodily injury to be in such amounts as Landlord may from time to time reasonably require, but in any event not less than ____________, Dollars ($ _______) for each occurrence. Any such contractor or subcontractor shall also be required to maintain workers’ compensation insurance as required by applicable law. All insurance policies procured and maintained herein (other than workers’ compensation insurance) shall name Landlord, Landlord’s property manager(s), Landlord’s broker(s) and Landlord’s lender as additional insureds, shall be carried with insurance companies licensed to do business in the State of Georgia and having a current financial strength rating in Best’s Ratings of not less than B+ Such policies shall be non-cancellable and may not be materially altered except after 30 days notice to Landlord. Such insurance policies or, at Landlord’s election, duly executed certificates of such policies, accompanied by proof of the premium for such insurance, shall be delivered to Landlord before the earlier of (a) the initial entry by Landlord upon Property for the installation of its equipment or improvements, or (b) the Commencement Date of the Lease. Certificates of renewal of such insurance or copies of any replacement insurance policies, accompanied by proof of payment of the premiums for such insurance, shall be delivered to Landlord at least ten days before the expiration of each respective policy term. Tenant shall comply with all rules and regulations applicable to Property issued by the Board of Fire Underwriters or by any body hereinafter constituted exercising similar functions. Tenant shall not intentionally do anything, or permit anything to be done, on or about Property that might adversely affect, contravene, or impair any policies of insurance that are in force for Property or any part thereof. Tenant shall pay all costs, damages, expenses, claims, fines, or penalties incurred by Landlord or Tenant because of Tenant’s failure to comply with this Paragraph. Tenant indemnifies Landlord from all liability with reference thereto.

21.
Taxes. Tenant shall pay any and all taxes (including assessments and license fees) assessed or imposed upon Tenant’s fixtures, furniture, appliances, and personal property located in Property. [Check one. The section not marked shall not be a part of this Agreement]:

☑A.	Landlord Pays All Property Taxes: Landlord shall pay all property taxes levied against Property. Tenant shall not pay any property taxes levied against Property,

☐ B.
 Tenant Pays increases in Property Taxes: In addition to other rent payments specified in this Lease, Tenant shall pay as additional rent the amount by which all property taxes on Property for each tax year exceed taxes on Property for the tax year ______. On or before the first day of the; term of this Lease. Landlord will provide Tenant written notice of Landlord’s estimate of the additional rent payable under this subparagraph. During December of each calendar year or as soon as practicable, Landlord will give Tenant written notice of its estimate of the payments to be made for the ensuing calendar year. On the first day of each month during the term of the Lease, Tenant will pay one-twelfth of the estimated amount in the manner provided in the Rent Paragraph. If notice is not given in December, Tenant will continue to pay on the basis of the prior year’s estimate until the month after the notice is given. Within 90 days after the close of each calendar year or as soon as practicable thereafter, Landlord will deliver to Tenant: (1) a statement of property taxes for the calendar year certified by certified public accountants designated by Landlord; and (2) a statement of the payments made or to be made for the calendar year that has been prepared on the basis of the certified statement. If on the basis of those statements, Tenant owes an amount that is less than the estimated payments for the calendar year previously made by the Tenant, Landlord will pay Tenant the amount of the overpayment within 30 days after delivery of those statements. If on the basis of those statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant will pay the deficiency to Landlord within 30 days after delivery of those statements. If the Lease commences on a day other than the first day of the calendar year or ends on a day other than the last day of a calendar year, the amounts payable under this subparagraph shall be prorated.

Copyright© 2006 by Georgia Association of REALTORS®, Inc.	CF9, Commercial Lease Agreement (Single -Tenant Facilities),	Page 5 of 9

22.
Condemnation. If all or any part of Property are taken or appropriated by any public or quasi-public authority under the power of eminent domain, and if the remaining portion of Property is thereby rendered untenable or unusable for the purposes herein stated, this Lease shall terminate when the condemning authority takes possession, and any rent paid for any period beyond possession by the condemning authority shall be repaid to Tenant. Landlord shall receive the entire condemnation award without deduction therefrom for any Interest of Tenant in Property, but Tenant shall have the right to make a separate claim with the condemning authority for, and to receive therefore, (a) any moving expenses incurred by Tenant as a result of such condemnation; (b) any costs incurred or paid by Tenant in connection with any alteration or improvement made by Tenant to Property; (c) the value of Tenant’s personal property taken; (d) Tenant’s loss of business income; and (e) any other separate claim which Tenant may be permitted to make under applicable law, provided that such other separate claims shall not reduce or adversely affect the amount of Landlord’s award.

23.
Disclaimer. Tenant and Landlord acknowledge that they have not relied upon any advice, representations or statements of Brokers and waive and shall not assert any claims against Brokers involving the same. Tenant and Landlord agree that Brokers shall not be responsible to advise Tenant on any matter including but not limited to the following: any matter which could have been revealed through a survey, title search or inspection of Property; the condition of Property, any portion thereof, or any item therein; building products and construction techniques; the necessity or cost or any repairs to Property: mold; hazardous or toxic materials or substances; termites and other wood destroying organisms; the tax or legal consequences of this transaction; the availability and cost or utilities or community amenities; the appraised or future value of Property: any condition(s) existing off Property which may affect Property; the terms, conditions and availability of financing; and the uses and zoning of Property whether permitted or proposed. Tenant acknowledges that Broker is not an expert with respect to the above matters and that, If any of these matters or any other matters are of concern, Tenant should seek independent expert advice relative thereto. Tenant acknowledges that Broker shall not be responsible to monitor or supervise any portion of any construction or repairs to Property and that such tasks clearly fall outside the scope of real estate brokerage services.

24.	Agency And Brokerage.

A.
Agency Disclosure: In this Lease, the term “Broker” shall mean a licensed Georgia real estate broker or brokerage firm and, where the context would indicate, the Broker’s affiliated licensees. No Broker in this transaction shall owe any duly to Tenant or Owner/Landlord greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.;

1.
No Agency Relationship. Tenant and Owner/Landlord acknowledge that, If they are not represented by a Broker, they are each solely responsible for protecting their own interests, and that Broker’s role is limited to performing ministerial acts for that party.

2.	Listing Broker. Broker working with the Owner/Landlord is identified on the signature page as the “Listing Broker”: and said Broker is ☐, OR, is NOT ☐ representing Owner/Landlord;

3.	Leasing Broker. Broker working with Tenant is identified on the signature page as “Leasing Broker”: and said Broker is ☐, OR, is NOT ☐ representing Tenant; and

4.	Dual Agency or Designated Agency. If Tenant and owner/Landlord are both being represented by the same Broker, a relationship of other designated agency ☐ OR, dual agency ☐ shall exist.

a.
Dual Agency Disclosure. [Applicable only if dual agency been selected above] Tenant and Owner/Landlord are aware that Broker is acting as a dual agent in this transaction and consent to the same. Tenant and Owner/Landlord have been advised that:

(1)	In serving as a dual agent, Broker is representing two clients whose interests are or at times could be different or even adverse;
(2)
(2)
As dual agent, Broker will disclose all known adverse, material facts relevant to the transaction to all parties in the transaction, except for information made confidential by request or instructions from eithor client, and which is not otherwise required to be disclosed by law;

(3)
Tenant and Owner/Landlord do not have to consent to dual agency and, the consent of the Tenant and Owner/Landlord to dual agency has been given voluntarily and the parties have read and understand their brokerage engagement agreements; and

(4)
Notwithstanding any provision to the contrary contained herein, Tenant and Owner/Landlord each hereby direct Broker, while acting as a dual agent, to keep confidential and not reveal to the other party any information which could materially and adversely affect its negotiating position.

Copyright© 2006 by Georgia Association of REALTORS®, Inc.	CF9, Commercial Lease Agreement (Single -Tenant Facilities),	Page 6 of 9

b.	Designated Agency Assignment: [Applicable only if the designated agency has been selected above]

Broker has assigned _________________________________________________ to work exclusively with Tenant as Tenant’s designated agent and _________________________________________________ to work exclusively with Owner/Landlord as Owner/Landlord’s designated agent. Each designated agent shall exclusively represent the party to whom each has been assigned as a client and shall not represent in this transaction the client assigned to the other designated agent.

B.
Material Relationship Disclosure: The Broker and/or affiliated licensees have no material relationship with either client except as follows: Owners of Building are Employees of Freedom Financial (A material relationship means one actually known of a personal, familial or business nature between the Broker and/or affiliated licensees and a client which would impair their ability to exercise fair judgment relative to another client.)

C.
Brokerage: The Brokers listed below have performed a valuable service in this transaction and are made parties hereunder to enforce their commission rights. Payment of commission to a Broker shall not create an agency or subagency relationship between Leasing Broker and either Landlord or Landlord’s Broker. Landlord agrees to pay the Broker listed below and representing Landlord to lease and/or manage Property (“Listing Broker”) a commission (which commission has already been negotiated in a separate agreement) of [Check one. The section not marked shall not be a part of this Agreement]:

☐	$______________ or ____________ percent (%) of the total base rent to be paid under the Lease, which shall be due and payable upon occupancy.

☐	$___________________ or _________ percent (%) of base rents paid, which shall be due and payable upon Tenant’s monthly payment of rent in the manner provided in the Rent Paragraph above.

In the event the Lease is made in cooperation with another Broker listed below as the Leasing Broker, the Listing Broker shall receive ________ percent (%) of the total real estate commission paid hereunder and the Leasing Broker shall receive ___________ percent (%) of the total real estate commission paid hereunder. In the event Tenant and/or Landlord fail or refuse to perform any of their obligations herein, the non-performing party shall immediately pay the Listing Broker and the Leasing Broker their full commissions. The Listing Broker and Leasing Broker may jointly or independently pursue the non-performing party for that portion of the commission which they would have otherwise received under the Lease.

25.	Other Provisions.

A.	Time of Essence: Time is of the essence of this Lease.

B.
No Waiver: Any failure of Landlord to insist upon the strict and prompt performance of any covenants or conditions of this Lease or any of the rules and regulations set forth herein shall not operate as a waiver of any such violation or of Landlord’s right to insist on prompt compliance in the future of such covenant or condition, and shall not prevent a subsequent action by Landlord for any such violation. No provision, covenant or condition of this Lease may be waived by Landlord unless such waiver is in writing and signed by Landlord.

C.
Definitions: “Landlord” as used in this Lease shall include its representatives, heirs, agents, assigns, and successors in title to Property. Broker shall be considered the authorized agent of Landlord except to the extent specifically provided for herein. The terms “Landlord” and “Tenant” shall include singular and plural, and corporations, partnerships, companies or individuals, as may fit the particular circumstances. The term “Binding Agreement Date” shall mean the date that this Lease has been signed by the Tenant and Landlord and a fully signed and executed copy thereof has been returned to the party making the offer to lease. “Property taxes” means any form of real or personal property taxes, assessments, special assessments, toes, charges, levies, penalties, service payments in lieu of taxes, excises, assessments, and charges for transit, housing, or any other purposes, impositions or taxes of every kind and nature whatsoever, assessed or levied by any authority having the power to tax against Property or any legal or equitable interest of Landlord in Property, whether imposed now or in the future, excepting only taxes measured by the net income of Landlord from all sources.

D.
Entire Agreement: This Lease and any attached addenda constitute the entire Agreement between the parties and no oral statement or amendment not reduced to writing and signed by both parties shall be binding.

E.
Attorney’s Fees and Costs of Collection: Whenever any sums due hereunder are collected by law, or by attorney at law to prosecute such an action, then both parties agree that the prevailing party will be entitled to reasonable attorney’s fees, plus all costs of collection.

F.
Indemnification: Tenant agrees to Indemnify and hold harmless Landlord and Broker against any and all injuries, damages, losses, suits and claims against Landlord and/or Broker arising out of or related to: (a) Tenant’s failure to fulfill any condition of this Lease; (b) any damage or injury happening in or to Property or to any improvements thereon as a result of the acts or omissions of Tenant or Tenant’s family members, invitees or licensees; (c) Tenant’s failure to comply with any requirements imposed by any governmental authority; (d) any judgment, lien or other encumbrance filed against Property as a result of Tenant’s actions and any damage or injury happening in or about Property to Tenant or Tenant’s family members, invitees or licensees (except if such damage or injury is caused by the intentional wrongful acts of Landlord or Broker) and Tenant covenants not to  sue Landlord or Broker with respect to any of these matters. For the purpose of this paragraph, the term “Broker” shall include Broker and Broker’s affiliated licensees and employees.

G.	No Partnership: Tenant by execution of this Lease is not a partner of Landlord in the conduct of its business or otherwise, or joint venturer, or a member of any joint enterprise with Landlord.

H.	No Recordation: Tenant shall not record this Lease nor any short form memorandum thereof without Landlord’s prior written consent.

Copyright© 2006 by Georgia Association of REALTORS®, Inc.	CF9, Commercial Lease Agreement (Single-Tenant Facilities),	Page 7 of 9

1. Notices:

1.
All Notices Must Be In Writing. All notices, including, but not limited to offers, counterollers, acceptances, amendments, notices to terminate and demands, required or permitted hereunder shall be in writing, signed by the party giving the notice and delivered either: (a) in person, (b) by an overnight delivery service, prepaid, (c) by facsimile transmission (FAX); or (d) by the United States Postal Service, postage prepaid, registered or certified return receipt requested.

☐	2.	(Check here if Broker can accept notice for Landlord, If this box is not checked the paragraph below shall not be a part of this Lease.)

When Notice to Broker is Notice to Client. Except in transactions where Broker is practicing designated agency, notice to Broker shall for all purposes be deemed to be notice to the party being represented by Broker as a client. In transactions where Broker is practicing designated agency, notice to the designated agent shall be deemed to be notice to the party being represented by the designated agent. All FAX notices to Listing Broker or Leasing Broker shall be sent to their respective FAX numbers identified on the signature page of this Lease. FAX notices to the designated agent for Tenant shall be sent to the FAX number of Leasing Broker. FAX notices to the designated agent for Landlord shall be sent to the FAX number of Listing Broker. Notice to Broker shall not be deemed to be Notice to any party who is only a customer of Broker.

3.
Where Notices Should be Sent. All FAX notices to Tenant or Landlord shall be sent to the following facsimile numbers: Unrepresented Tenant: ______________________; Unrepresented Landlord: ________________________

Notices other than by FAX shall be sent to Tenant at the address of Property and to Landlord at the address set forth below, or such other address as may be specified by Landlord in a notice to Tenant:_______________________________________
________________________________________________________________________________________________________________

4.	Miscellaneous. Except as may be provided below, notices shall be deemed to be given as of the date and time they are received. The notice requirements referenced herein shall be strictly construed

Notice sent by FAX shall be deemed to be given and received as of the date and time if is transmitted provided that the sending FAX products a written confirmation showing the correct date and time of the transmission and the telephone number reference herein to which the notice should have been sent. Any notice sent by FAX shall be sent to such other Fax number as the receiving party may from time to time specify by notice to the party sending the FAX. Any party sending notice by FAX shall send an original copy of the notice if so requested by the other party. A faxed signature of a party shall constitute an original signature binding upon thy party.

J.  Governing Law: This Agreement may be signed in multiple counterparts and shall be governed by and Interpreted pursuant to the laws of the State of Georgia.

26.
Sale Of Property To Tenant: Landlord shall pay Leasing Broker a commission in the amount of __________ percent (%) __________________ and Listing Broker a commission in the amount of __________ percent (%) of the gross sales price at closing if Tenant acquires from Landlord title to Property or any part thereof or any property as an addition, expansion, or substitution for Property during the term of this Lease, any renewals thereof, or within one year after the expiration of this Lease. Such commission shall be payable in lieu of any further commission which otherwise Broker would have been due under this Lease. Notwithstanding the above, Owner shall immediately give notice to Broker if and when: a) Owner enters into a contract to sell Property; or b) Owner closes on the sale of Property to another.

27.	Exhibits. All exhibits attached hereto, listed below or referenced herein are made a part of this Lease. If any such exhibit conflicts with any preceding paragraph, said exhibit shall control:

SPECIAL STIPULATIONS: The following Special Stipulations, if conflicting with any exhibit or preceding paragraph, shall control.

Copyright© 2006 by Georgia Association of REALTORS®, Inc.	CF9, Commercial Lease Agreement (Single- Tenant Facilities),	Page 8 of 9

☐ Mark box if additional stipulations are attached.

IN WITNESS WHEREOF, the parties hereto have set their hand and seal the day and year first written above.

_________________________________________________	/s/ Robin W. Hunt
Leasing Broker	Tenant’s Signature

_________________ ________________________ MLS Office Code Brokerage Firm License Number	FREEDOM FINANCIAL MORTGAGE CORPORATION Print or Type Name

Broker’s Phone# ____________ & FAX# ______________	By: Robin W. Hunt, Vice-President
Tenant’s Signature

By: ______________________________________________ Broker or Brokers Affiliated Licensee	___________________ Print or Type Name

_________________________________________________ Print or Type Name
_________________________________________________ Leasing Agent’s Georgia Real Estate License Number

Multiple Listing Number ____________________________
_________________________________________________ Listing Broker	Elle Enterprises Landlord’s Signature

By: /s/ LORI L. BEARDSLEE
______________ ______________________________ MLS Office Code Brokerage Firm License Number	LORI L. BEARDSLEE Print or Type Name
Broker’s Phone# ______________ & FAX# ______________	____________________________________________ Landlord’s Signature
By: ______________________________________________ Broker or Brokers Affiliated Licensee	____________________________________________ Print or Type Name
_________________________________________________ Print or Type Name
_________________________________________________ Listing Agent’s Georgia Real Estate License Number

Copyright© 2006 by Georgia Association of REALTORS®, Inc.	CF9, Commercial Lease Agreement (Single -Tenant Facilities),	Page 9 of 9